OPKO Health Acquires Biotechnology Company with Unique Platform Technology to Develop New Drugs

MIAMI, February 1, 2011— OPKO Health, Inc. (NYSE Amex: OPK) has acquired CURNA, Inc., a privately held company based in Jupiter, Florida, engaged in the discovery of new drugs for the treatment of a wide variety of illnesses, such as cancer, heart disease, metabolic disorders and genetic anomalies. Unlike its competitors in the field of oligonucleotide therapeutics, CURNA’s broad platform technology is based on the up-regulation of protein production through interference with non-coding RNA’s (natural antisense). This strategy is unique and contrasts with established approaches which down-regulate protein production. CURNA has designed a novel type of therapeutic modality, termed AntagoNAT, and has validated this approach for up-regulation of several therapeutically relevant proteins. CURNA’s technology, exclusively licensed from The Scripps Research Institute, was developed by Dr. Claes Wahlestedt, a founder of CURNA. CURNA has developed and patented molecules which increase the production of over 90 key proteins involved in a large number of individual diseases.

“OPKO is pleased to acquire CURNA,” said Dr. Phillip Frost, OPKO’s Chairman and Chief Executive Officer. “We believe CURNA’s unique technology may be important for treating diseases in which increased levels of specific proteins are important, such as APOA1 to increase HDL levels to prevent heart disease, and genetic disorders in which higher levels of specific enzymes or other proteins may be beneficial or curative.”

Joe Collard, CURNA’s CEO and co-founder, also stated “I believe the CURNA technology provides significant opportunities for new drug development, and I am excited that Florida-based OPKO will be taking CURNA to the next level.”

Further details of the agreement will be included in OPKO’s 8-K filing with the Securities and Exchange Commission.

About OPKO Health, Inc.

Miami-based OPKO is a specialty healthcare company involved in the discovery, development, and commercialization of proprietary pharmaceutical products, medical devices, vaccines, diagnostic technologies and imaging systems. Initially focused on the treatment and management of ophthalmic diseases, OPKO has since expanded into other areas of major unmet medical need.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “could,” “intends,” “estimates,” and other words of similar meaning, including statements regarding our product development efforts, including our ability to advance the CURNA technology, develop and commercialize therapeutics for the treatment of a wide variety of human illnesses, including cancer, heart disease, metabolic disorders and a range of genetic anomalies, our ability to perform and complete clinical studies required for regulatory approval, the importance of CURNA’s technology for treating diseases in which increased levels of proteins are important, and the effectiveness of CURNA’s technology platform and therapeutic modality for up-regulation of a large number of specific and therapeutically relevant proteins, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors, including those described in our filings with the Securities and Exchange Commission, could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include, that initial testing may not be indicative of future success and we will be unable to successfully develop or commercialize CURNA’s technology or develop therapeutics for a wide range of illnesses, including cancers, heart disease, metabolic disorders and genetic anomalies, that clinical trials may fail and not be successful or achieve the expected results or effectiveness, and may not generate data that would support the approval or marketing of these or other products, that others may develop products, including other early stage products which are superior to the products we are developing, and that the products, if developed, may not have advantages over other marketed products. In addition, forward-looking statements may also be adversely affected by risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contacts:

Steven D. Rubin 305-575-6015